Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Cabaletta Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

1	Equity	2019 Stock Option and Incentive Plan, Common Stock, $0.00001 par value per share	Other	4,019,172	$2.98	$11,977,132.56	$0.0001381	$1,654.05
2	Equity	2019 Employee Stock Purchase Plan, Common Stock, $0.00001 par value per share	Other	234,229	$2.54	$594,941.66	$0.0001381	$82.17
3	Equity	2025 Inducement Plan, Common Stock, $0.00001 par value per share	Other	275,000	$2.98	$819,500.00	$0.0001381	$113.18

	Total Offering Amounts					$13,391,574.22		$1,849.40

	Total Fee Offsets							—

	Net Fee Due							$1,849.40

Offering Note

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, $0.00001 par value per share (“Common Stock”), of Cabaletta Bio, Inc. (the “Registrant”), which become issuable under the Cabaletta Bio, Inc.’s 2019 Stock Option and Incentive Plan (the “2019 Plan”), the Cabaletta Bio, Inc.’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) or the Cabaletta Bio, Inc.’s 2025 Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Represents an automatic increase of 4,019,172 shares of common stock to the number of shares available for issuance under the 2019 Plan, effective as of January 1, 2026. Shares available for issuance under the 2019 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 29, 2019 (File No. 333-234367), March 30, 2020 (File No. 333-237484), March 16, 2021 (File No. 333-254342), March 17, 2022 (File No. 333-263637), March 16, 2023 (File No. 333-270595), August 10, 2023 (File No. 333-273863), March 21, 2024 (333-278124) and March 31, 2025 (333-286246). (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $2.98, the average of the high and low sale prices of common stock as reported on the Nasdaq Global Select Market on March 19, 2026.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, $0.00001 par value per share (“Common Stock”), of Cabaletta Bio, Inc. (the “Registrant”), which become issuable under the Cabaletta Bio, Inc.’s 2019 Stock Option and Incentive Plan (the “2019 Plan”), the Cabaletta Bio, Inc.’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) or the Cabaletta Bio, Inc.’s 2025 Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (4) Represents an automatic increase of 234,229 shares of common stock to the number of shares available for issuance under the 2019 ESPP, effective as of January 1, 2026. Shares available for issuance under the 2019 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 29, 2019 (File No. 333-234367), March 30, 2020 (File No. 333-237484), and March 16, 2021 (File No. 333-254342). (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on 85% of $2.98, the average of the high and low sale prices of common stock as reported on the Nasdaq Global Select Market on March 19, 2026. Pursuant to the 2019 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the applicable offering period or on the exercise date of the applicable offering period, whichever is less.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, $0.00001 par value per share (“Common Stock”), of Cabaletta Bio, Inc. (the “Registrant”), which become issuable under the Cabaletta Bio, Inc.’s 2019 Stock Option and Incentive Plan (the “2019 Plan”), the Cabaletta Bio, Inc.’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) or the Cabaletta Bio, Inc.’s 2025 Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (6) Represents 275,000 shares of common stock reserved for issuance under the Inducement Plan, effective as of October 1, 2025. (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $2.98, the average of the high and low sale prices of common stock as reported on the Nasdaq Global Select Market on March 19, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A